EXHIBIT 23.6


                         [LETTERHEAD OF COZEN O'CONNER]

                                November 10, 2003


Joseph Day, Jr., Senior Vice President
Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059

RE:      S-3 Registration Statement

Dear Mr. Day:

         Cozen O'Conner hereby consents to the following reference to its name in Celgene's current S-3 Registration Statement: "The statements in this prospectus that relate to trademarks under the caption `Risk Factors --We may not be able to protect our intellectual property' have been reviewed and approved by Cozen O'Conner and are included herein in reliance upon such review and approval as Celgene's special trademarks counsel for these matters."


                                                     Very truly yours,

                                                     COZEN O'CONNER


                                                     /s/ Camille Miller
                                                     ---------------------------
                                                         Camille Miller